Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
GLJ PETROLEUM CONSULTANTS LTD.

As independent oil and gas consultants, GLJ Petroleum Consultants Ltd. hereby consents to the use of information from our report dated March 28, 2008 regarding the natural gas and oil reserves of Ausam Energy Corporation as of December 31, 2007 set forth in the Prospectus which is a part of this Registration Statement and to the reference to us under the caption “Experts” and elsewhere in such Prospectus.

GLJ PETROLEUM CONSULTANTS LTD.
/s/ Harry Jung
Harry Jung, P. Eng. President

April 11, 2008
Calgary, Alberta, Canada